777 Main Street, Suite 1000 Fort Worth, Texas 76102 P | 817.348.1600 F | 817.348.1815 www.hallmarkgrp.com

FOR IMMEDIATE RELEASE

HALLMARK FINANCIAL SERVICES, INC.

ANNOUNCES SECOND QUARTER 2013 RESULTS

FORT WORTH, Texas, (August 8, 2013) - Hallmark Financial Services, Inc. (NASDAQ: HALL) today reported second quarter 2013 net loss of $3.2 million, or $0.16 per share, compared to a net loss of $1.8 million, or $0.10 per share reported for second quarter 2012. Year to date, Hallmark reported a net loss of $1.5 million, or $0.08 per share, compared to a net loss of $1.7 million, or $0.09 per share for the same period the prior year. Total revenues were $99.3 million for the second quarter of 2013 as compared to $84.6 million for the second quarter of 2012. Year to date total revenues for 2013 were $192.4 million, up 15% from the $167.6 million reported for the same period the prior year.

Mark J. Morrison, President and Chief Executive Officer, said, “The results for the quarter were adversely impacted by severe wind and hail storms that occurred in May throughout Texas and Oklahoma. Total catastrophe losses were $5.5 million for the quarter, or $0.18 per share. However, absent these catastrophe losses, we continue to see year-over-year accident year improvement in underwriting profitability in our Specialty Commercial and Personal Segments.”

Mark E. Schwarz, Executive Chairman of Hallmark, stated, “Book value per share was $11.68 at the end of the quarter, an increase of 5% over prior year and an increase of 2% over prior year end. Cash flow from operations was $18.2 million in the second quarter, up from $12.4 million the second quarter 2012. Total cash and investments increased 3% during the second quarter 2013 to $576.7 million, or $29.94 per share. Hallmark continues to carry significant cash of $139.4 million as of June 30, 2013, which we seek to opportunistically deploy in ways that will generate a higher return for shareholders in the future.”

Second Quarter
	2013	2012	% Change
	($ in thousands, unaudited)
Gross premiums written	119,467	100,815	19%
Net premiums written	99,545	85,137	17%
Net premiums earned	92,844	78,249	19%
Investment income, net of expenses	3,278	3,932	-17%
Net realized gains	1,597	991	61%
Total revenues	99,299	84,571	17%
Net loss (1)	(3,151)	(1,843)	71%
Net loss per share - basic	$(0.16)	$(0.10)	60%
Net loss per share - diluted	$(0.16)	$(0.10)	60%
Book value per share	$11.68	$11.08	5%
Cash flow from operations	18,208	12,409	47%

Year to Date
	2013	2012	% Change
	($ in thousands, unaudited)
Gross premiums written	227,614	198,210	15%
Net premiums written	193,441	170,099	14%
Net premiums earned	179,332	155,457	15%
Investment income, net of expenses	6,906	7,778	-11%
Net realized gains	2,773	872	218%
Total revenues	192,440	167,557	15%
Net loss (1)	(1,457)	(1,672)	-13%
Net loss per share - basic	$(0.08)	$(0.09)	-11%
Net loss per share - diluted	$(0.08)	$(0.09)	-11%
Book value per share	$11.68	$11.08	5%
Cash flow from operations	24,033	17,222	40%

(1) Net loss for each period is net loss attributable to Hallmark Financial Services, Inc. as reported in the consolidated statements of operations as determined in accordance with U.S. generally accepted accounting principles (GAAP).

Second Quarter 2013 Commentary

During the three and six months ended June 30, 2013, total revenues were $99.3 million and $192.4 million, representing a 17% and 15% increase, respectively, from the $84.6 million and $167.6 million in total revenues for the same periods of 2012. This increase in revenue was primarily attributable to increased production in the Specialty Commercial Segment and the Standard Commercial Segment. Further contributing to this increase in revenue were higher net realized gains. These increases in revenue were partially offset by lower net investment income and lower finance charges and earned premium in the Personal Lines business unit due mostly to the impact of a reduction of premium written in underperforming states and products exited.

The increase in revenue for the three and six months ended June 30, 2013 was accompanied by increased loss and loss adjustment expenses (“LAE”) of $13.8 million and $20.8 million, respectively, as compared to the same periods in 2012. During the three months ended June 30, 2013 and 2012 Hallmark recorded $5.4 million and $1.6 million unfavorable prior year loss development. During the six months ended June 30, 2013 Hallmark recorded $7.4 million of unfavorable prior year loss development. During the six months ended June 30, 2012 Hallmark recorded $1.4 million of favorable prior year loss development. The increase in loss and LAE occurred despite a $4.2 million decrease in catastrophe losses to $6.2 million for the six months ended June 30, 2013 from $10.4 million reported for the same period of 2012. Other operating expenses also increased due mostly to increased production related expenses in the E&S Commercial business unit.

As a result, Hallmark reported a $3.2 million and $1.5 million net loss for the three and six months ended June 30, 2013 as compared to a $1.8 million and $1.7 million net loss for the same periods during 2012. On a diluted basis per share, Hallmark reported a net loss of $0.16 per share for the three months ended June 30, 2013, as compared to net loss of $0.10 per share for the same period in 2012. On a diluted basis per share, net loss per share was $0.08 for the six months ended June 30, 2013 as compared to net loss per share of $0.09 for the same period during 2012.

Hallmark's consolidated net loss ratio was 80.8% and 76.3% for the three and six months ended June 30, 2013 as compared to 78.2% and 74.6% for the same periods in 2012. Hallmark's net expense ratio was 28.6% and 29.4% for the three and six months ended June 30, 2013 as compared to 30.5% and 30.5% for the same periods in 2012. Hallmark’s net combined ratio was 109.4% and 105.7% for the three and six months ended June 30, 2013 as compared to 108.7% and 105.1% for the same periods in 2012.

About Hallmark Financial Services, Inc.

Hallmark Financial Services, Inc. is an insurance holding company which, through its subsidiaries, engages in the sale of property/casualty insurance products to businesses and individuals. Hallmark’s business involves marketing, distributing, underwriting and servicing commercial and personal lines of property/casualty insurance products, as well as providing other insurance related services. Hallmark is headquartered in Fort Worth, Texas and its common stock is listed on NASDAQ under the symbol "HALL."

Forward-looking statements in this release are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that actual results may differ substantially from such forward-looking statements. Forward-looking statements involve risks and uncertainties including, but not limited to, continued acceptance of the Company’s products and services in the marketplace, competitive factors, interest rate trends, general economic conditions, the availability of financing, underwriting loss experience and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission.

For further information, please contact:

Mark J. Morrison, President and Chief Executive Officer at 817.348.1600

www.hallmarkgrp.com

Hallmark Financial Services, Inc. and Subsidiaries
Consolidated Balance Sheets
($ in thousands, except share amounts)	June 30	Dec. 31
ASSETS	2013	2012
Investments:	(unaudited)
Debt securities, available-for-sale, at fair value (cost: $382,840 in 2013 and $397,800 in 2012)	$383,682	$401,435
Equity securities, available-for-sale, at fair value (cost: $29,567 in 2013 and $31,502 in 2012)	53,558	43,925
Total investments	437,240	445,360
Cash and cash equivalents	128,004	85,145
Restricted cash	11,416	8,707
Ceded unearned premiums	27,443	22,411
Premiums receivable	78,625	66,683
Accounts receivable	3,175	3,110
Receivable for securities	220	3
Reinsurance recoverable	58,008	51,970
Deferred policy acquisition costs	26,663	24,911
Goodwill	44,695	44,695
Intangible assets, net	21,342	23,068
Federal income tax recoverable	883	-
Deferred federal income taxes, net	273	1,940
Prepaid expenses	1,804	1,480
Other assets	9,410	10,985
Total Assets	$849,201	$790,468
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Revolving credit facility payable	$1,473	$1,473
Subordinated debt securities	56,702	56,702
Reserves for unpaid losses and loss adjustment expenses	344,351	313,416
Unearned premiums	181,643	162,502
Reinsurance balances payable	12,210	7,330
Pension liability	3,518	3,685
Payable for securities	6,776	-
Federal income tax payable	-	1,518
Accounts payable and other accrued expenses	17,465	23,305
Total Liabilities	624,138	569,931
Commitments and contingencies

Stockholders’ equity:
Common stock, $.18 par value, authorized 33,333,333 shares; issued 20,872,831 shares in 2013 and 2012	3,757	3,757
Additional paid-in capital	122,611	122,475
Retained earnings	96,507	97,964
Accumulated other comprehensive income	13,746	7,899
Treasury stock (1,609,374 shares in 2013 and 2012), at cost	(11,558)	(11,558)
Total Stockholders’ Equity	225,063	220,537
	$849,201	$790,468

Hallmark Financial Services, Inc. and Subsidiaries
Consolidated Statements of Operations	Three Months Ended		Six Months Ended
($ in thousands, except share amounts; unaudited)	June 30		June 30
	2013	2012	2013	2012
Gross premiums written	$119,467	$100,815	$227,614	$198,210
Ceded premiums written	(19,922)	(15,678)	(34,173)	(28,111)
Net premiums written	99,545	85,137	193,441	170,099
Change in unearned premiums	(6,701)	(6,888)	(14,109)	(14,642)
Net premiums earned	92,844	78,249	179,332	155,457

Investment income, net of expenses	3,278	3,932	6,906	7,778
Net realized gains	1,597	991	2,773	872
Finance charges	1,487	1,524	2,912	3,164
Commission and fees	79	(184)	420	(4)
Other income	14	59	97	290
Total revenues	99,299	84,571	192,440	167,557

Losses and loss adjustment expenses	75,059	61,229	136,797	116,020
Other operating expenses	27,578	25,419	54,772	51,351
Interest expense	1,150	1,178	2,299	2,327
Amortization of intangible assets	829	896	1,726	1,793
Total expenses	104,616	88,722	195,594	171,491

Loss before tax	(5,317)	(4,151)	(3,154)	(3,934)
Income tax benefit	(2,166)	(2,351)	(1,697)	(2,328)
Net loss	(3,151)	(1,800)	(1,457)	(1,606)
Less: net income attributable to non-controlling interest	-	43	-	66
Net loss attributable to Hallmark Financial Services, Inc.	$(3,151)	$(1,843)	$(1,457)	$(1,672)

Net loss per share attributable to Hallmark Financial Services, Inc. common stockholders:
Basic	$(0.16)	$(0.10)	$(0.08)	$(0.09)
Diluted	$(0.16)	$(0.10)	$(0.08)	$(0.09)

Hallmark Financial Services, Inc. and Subsidiaries

Consolidated Segment Data

Three Months Ended June 30 (unaudited)

	Standard Commercial Segment		Specialty Commercial Segment		Personal Segment		Corporate		Consolidated
($ in thousands)	2013	2012	2013	2012	2013	2012	2013	2012	2013	2012
Gross premiums written	$23,687	$20,739	$76,361	$61,456	$19,419	$18,620	$-	$-	$119,467	$100,815
Ceded premiums written	(2,102)	(1,730)	(16,368)	(13,749)	(1,452)	(199)	-	-	(19,922)	(15,678)
Net premiums written	21,585	19,009	59,993	47,707	17,967	18,421	-	-	99,545	85,137
Change in unearned premiums	(1,978)	(2,369)	(7,269)	(7,017)	2,546	2,498	-	-	(6,701)	(6,888)
Net premiums earned	19,607	16,640	52,724	40,690	20,513	20,919	-	-	92,844	78,249

Total revenues	20,709	17,924	55,660	43,046	22,387	22,905	543	696	99,299	84,571

Losses and loss adjustment expenses	16,447	13,013	40,953	28,286	17,659	19,930	-	-	75,059	61,229

Pre-tax income (loss), net of non-controlling interest	(1,999)	(710)	566	2,929	(1,654)	(4,211)	(2,230)	(2,202)	(5,317)	(4,194)

Net loss ratio (1)	83.9%	78.2%	77.7%	69.5%	86.1%	95.3%			80.8%	78.2%
Net expense ratio (1)	31.8%	34.2%	26.8%	28.4%	24.6%	28.8%			28.6%	30.5%
Net combined ratio (1)	115.7%	112.4%	104.5%	97.9%	110.7%	124.1%			109.4%	108.7%

Favorable (Unfavorable) Prior Year Development	1,496	(187)	(5,667)	48	(1,250)	(1,496)	-	-	(5,421)	(1,635)

[1]	The net loss ratio is calculated as incurred losses and loss adjustment expenses divided by net premiums earned, each determined in accordance with GAAP. The net expense ratio is calculated for the business units that retain 100% of produced premium as total operating expenses for the unit offset by agency fee income divided by net premiums earned, each determined in accordance with GAAP. For the business units that do not retain 100% of the produced premium, the net expense ratio is calculated as underwriting expenses of the insurance company subsidiaries for the unit offset by agency fee income, divided by net premiums earned, each determined in accordance with GAAP. The net combined ratio is calculated as the sum of the net loss ratio and the net expense ratio.

Hallmark Financial Services, Inc. and Subsidiaries

Consolidated Segment Data

Six Months Ended June 30 (unaudited)

	Standard Commercial Segment		Specialty Commercial Segment		Personal Segment		Corporate		Consolidated
($ in thousands)	2013	2012	2013	2012	2013	2012	2013	2012	2013	2012
Gross premiums written	$45,329	$39,586	$141,667	$116,341	$40,618	$42,283	$-	$-	$227,614	$198,210
Ceded premiums written	(4,097)	(3,187)	(27,300)	(24,563)	(2,776)	(361)	-	-	(34,173)	(28,111)
Net premiums written	41,232	36,399	114,367	91,778	37,842	41,922	-	-	193,441	170,099
Change in unearned premiums	(3,095)	(2,930)	(12,790)	(13,053)	1,776	1,341	-	-	(14,109)	(14,642)
Net premiums earned	38,137	33,469	101,577	78,725	39,618	43,263	-	-	179,332	155,457

Total revenues	40,997	36,030	107,340	83,439	43,365	47,336	738	752	192,440	167,557

Losses and loss adjustment expenses	29,030	26,777	75,389	51,295	32,378	37,948	-	-	136,797	116,020

Pre-tax income (loss), net of non-controlling interest	(522)	(2,072)	4,264	8,906	(1,718)	(5,402)	(5,178)	(5,432)	(3,154)	(4,000)

Net loss ratio (1)	76.1%	80.0%	74.2%	65.2%	81.7%	87.7%			76.3%	74.6%
Net expense ratio (1)	32.7%	34.0%	27.2%	28.7%	25.8%	28.1%			29.4%	30.5%
Net combined ratio (1)	108.8%	114.0%	101.4%	93.9%	107.5%	115.8%			105.7%	105.1%

Favorable (Unfavorable) Prior Year Development	2,222	2,756	(8,657)	922	(997)	(2,286)	-	-	(7,432)	1,392

[1]	The net loss ratio is calculated as incurred losses and loss adjustment expenses divided by net premiums earned, each determined in accordance with GAAP. The net expense ratio is calculated for the business units that retain 100% of produced premium as total operating expenses for the unit offset by agency fee income divided by net premiums earned, each determined in accordance with GAAP. For the business units that do not retain 100% of the produced premium, the net expense ratio is calculated as underwriting expenses of the insurance company subsidiaries for the unit offset by agency fee income, divided by net premiums earned, each determined in accordance with GAAP. The net combined ratio is calculated as the sum of the net loss ratio and the net expense ratio.